©2016 Novelis Inc. 1 February 9, 2016 Steve Fisher President and Chief Executive Officer Steve Pohl Vice President and Interim Chief Financial Officer Novelis Q3 Fiscal Year 2016 Earnings Conference Call Exhibit 99.2

©2016 Novelis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations that capital expenditures for the fiscal year will be just below $400 million and free cash flow will be positive for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 are specifically incorporated by reference into this presentation.

©2016 Novelis Inc. 3 Third Quarter Fiscal 2016 Highlights  Strategy to grow global shipments of aluminum rolled products in high- growth, high-value industries delivering results  Improved operational performance in the face of low aluminum prices and sluggish economic conditions  Adjusted EBITDA* grew 4% YoY and 1% sequentially to $238 million  Record third quarter EBITDA*; highest level in last eleven quarters *Excluding metal price lag $200 $210 $220 $230 $240 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16 Q2FY16 Q3FY16 Quarterly Adjusted EBITDA excluding Metal Price Lag ($M)

©2016 Novelis Inc. 4 Building Momentum in the Business 680 700 720 740 760 780 800 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16 Q2FY16 Q3FY16 Quarterly total FRP shipments (kt)  FRP shipments increased 3% YoY to record third quarter level  Q3 seasonally low but global demand in key end markets remain strong  Focus on our core business of can, auto and high end specialty products  Trailing 12 month shipments nearly 3.1 million tonnes

©2016 Novelis Inc. 5  Achieved record automotive sheet shipments in Q3, up 52% YoY  Additional lines commissioning in US and Germany on schedule to produce shipments late CY16  Beverage Can expected to maintain largest share of Novelis portfolio Increased Focus on High-End Products 0 25 50 75 100 125 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Quarterly Automotive shipments (kt) 62% 7% 12% 19% Can Auto High-end Specialty Foil & Other FY13 Last 4 Quarters Novelis portfolio evolution: Percentage of Total FRP Shipments 64% 15% 9% 12% FY16 FY15 FY14 FY13

©2016 Novelis Inc. 6 Regional Demand Drivers & Business Environment North America  Beverage can sheet market flat to slightly declining  Full production on first two automotive finishing lines; 3rd line to begin shipping product this calendar year Asia  Excess capacity and pricing pressures in many markets  Targeted portfolio shift within Specialties segment  Auto production as differentiator Europe  Material substitution driving growth in beverage can market  Auto market strong regionally; new auto line on track to ship product this calendar year  Specialties portfolio optimization  Improved performance at Nachterstedt recycling center South America  Declining GDP driving weak specialties market  Benefitting from beverage packaging mix shift towards aluminum can

©2016 Novelis Inc. 7 Financial Highlights

©2016 Novelis Inc. 8 Third Quarter Fiscal 2016 Highlights  Shipments up 3% YoY to 779kt  Significantly lower aluminum prices drove 17% decline in Sales to $2.4 billion  Average LME aluminum price 24% lower than prior year  Average local market premium 65% lower than prior year  Excluding metal price lag, Adjusted EBITDA $238 million up 4% YoY, up 1% sequentially from Q2FY16  Including $26 million negative metal price lag, Q3FY16 Adjusted EBITDA $212 million  Net income $6 million; Excluding tax-effected special items*, net income $32 million compared to $54 million in prior year  Solid liquidity position of $946 million *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt Q3FY16 vs Q3FY15

©2016 Novelis Inc. 9 Q3 Adjusted EBITDA* Bridge $ Millions 228 30 4 (15) 200 23 (25) (7) 238 Q3FY15* Market driven metal Primary business FX Volume Price/Mix Operating costs Q3FY16* *EBITDA excluding metal price lag in both periods Excellent Business Momentum • Higher fixed costs to support auto and recycling expansions • Inflation, employment costs Operational Performance: 19% Improvement Prior year alumina & surplus energy sales

©2016 Novelis Inc. 10 Capital Spending & Free Cash Flow US $M Q3 FY16 YTD FY16 Free Cash Flow (12) (297) Capital Expenditures 78 282  Q3 FCF includes $107 million of semi-annual Senior Note interest payments  FY16 Outlook  FY16 capex just below $400 million  Positive free cash flow for the full year

©2016 Novelis Inc. 11 Summary

©2016 Novelis Inc. 12 Summary  Some economic uncertainty in emerging markets but overall demand outlook remains positive and operations performing well  Record automotive shipments achieved in Q3; continued growth ahead as third US line and German line begin shipping product  Strategy to focus on fundamentals of manufacturing operations is delivering results  Grow premium product portfolio  Manage costs and working capital  Deliver operational excellence

©2016 Novelis Inc. 13 Questions & Answers

©2016 Novelis Inc. 14 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15	FY15	Q1 FY16	Q2 FY16	Q3 FY16
Net income (loss) attributable to our common shareholder	**35**	**38**	**46**	**29**	**148**	**(60)**	**(13)**	**6**
- Interest, net	(80)	(80)	(84)	(76)	(320)	(78)	(80)	(77)
- Income tax (provision) benefit	(24)	2	(3)	11	(14)	(15)	3	(16)
- Depreciation and amortization	(89)	(90)	(87)	(86)	(352)	(87)	(89)	(88)
EBITDA	**228**	**206**	**220**	**180**	**834**	**120**	**153**	**187**
- Unrealized gain (loss) on derivatives	1	(1)	12	(12)	-	35	(15)	(2)
- Realized (loss) gain on derivative instruments not included in segment income	(1)	-	(3)	(2)	(6)	1	(3)	1
- Proportional consolidation	(8)	(9)	(10)	(6)	(33)	(7)	(8)	(7)
- Loss on extinguishment of debt	-	-	-	-	-	(13)	-	-
- Restructuring and impairment, net	(6)	(7)	(25)	1	(37)	(15)	(4)	(10)
- Loss on sale of fixed assets	(1)	(2)	(1)	(1)	(5)	(1)	-	(1)
- Gain (loss) on assets held for sale, net	11	-	12	(1)	22	-	-	-
- Others costs, net	(3)	(5)	(1)	-	(9)	(7)	1	(6)
Adjusted EBITDA	**235**	**230**	**236**	**201**	**902**	**127**	**182**	**212**
Other income (expense) included in adjusted EBITDA								
- Metal price lag	2	9	8	(12)	5	(85)	(54)	(26)
- Foreign currency remeasurement	1	(3)	(4)	(21)	(27)	4	(3)	4

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2016 Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2016 Novelis Inc. 16 (in $ m) Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Cash (used in) provided by operating activities (24) 11 100 517 604 (288) 225 64 Cash used in investing activities (119) (119) (46) (132) (416) (137) (84) (75) Less: proceeds from sales of assets (34) - (66) (17) (117) - (1) (1) Free cash flow (177) (108) (12) 368 71 (425) 140 (12) Capital expenditures 138 126 104 150 518 129 75 78 Free cash flow before capital expenditures (39) 18 92 518 589 (296) 215 66 Free Cash Flow